Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO 364-DAY CREDIT AGREEMENT

This AMENDMENT NO. 1 TO 364-DAY CREDIT AGREEMENT (this “Amendment”), dated as of February 3, 2021, is entered into by and among National Fuel Gas Company (the “Company”), Wells Fargo Bank, National Association (“Wells Fargo”), Citizens Bank, N.A. (“Citizens”, and together with Wells Fargo, the “New Lenders”), the lenders listed on the signature pages hereto and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), in respect of the Credit Agreement described below.

W I T N E S S E T H:

WHEREAS, the Company is a party to that certain 364-Day Credit Agreement, dated as of May 4, 2020 (as the same may be amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment, the “Credit Agreement”; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), among the Company, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent; and

WHEREAS, the Company has notified the Administrative Agent of its desire to increase the aggregate Commitments by $50,000,000, resulting in an aggregate amount of Commitments of $250,000,000 (such increase, the “Commitment Increase”); and

WHEREAS, the New Lenders have agreed to extend new Commitments under the Credit Agreement, on the terms and conditions set forth herein; and

WHEREAS, the parties hereto have agreed to amend the Existing Credit Agreement to, among other things, provide for the Commitment Increase on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.1    Amendments to the Existing Credit Agreement; Commitment Increase; New Lenders.

(a)    Effective as of the date first set forth above and subject to the conditions precedent set forth in Section 1.3 below, the parties hereto agree that the Existing Credit Agreement is hereby amended as follows:

(i)    The definition of “Alternate Base Rate” now appearing in Section 1.01 of the Existing Credit Agreement is amended to delete each reference to “2.00%” now appearing therein and to substitute “1.00%” therefor in each case.

(ii)    The definition of “Applicable Margin” now appearing in Section 1.01 of the Existing Credit Agreement is amended to delete the pricing grid now appearing therein and to substitute the following pricing grid therefor:

Ratings of Index Debt (S&P/Moody’s/Fitch)	Facility Fee (basis points)	Adjusted LIBO Rate Applicable Margin (basis points)	ABR Applicable Margin (basis points)
BBB+ / Baa1 / BBB + or Higher	17.5	132.5	32.5
BBB / Baa2 / BBB	20.0	142.5	42.5
BBB- / Baa3 / BBB-	22.5	152.5	52.5
Lower than BBB- / Baa3 / BBB-	25.0	175.0	75.0

(iii)    The definition of “Arranger” now appearing in Section 1.01 of the Existing Credit Agreement is amended and restated in its entirety as follows:

“Arranger” means each of JPMorgan Chase Bank, N.A., Bank of America, N.A., HSBC Bank USA, National Association and Wells Fargo Bank, National Association, in its capacity as a bookrunner and lead arranger hereunder.

(iv)    The definition of “Co-Documentation Agent” now appearing in Section 1.01 of the Existing Credit Agreement is amended and restated in its entirety as follows:

“Co-Documentation Agent” means each of U.S. Bank National Association, Canadian Imperial Bank of Commerce, New York Branch, KeyBank National Association, PNC Bank, National Association and Citizens Bank, N.A., in its capacity as co-documentation agent for the credit facility evidenced by this Agreement.

(v)    The definition of “Co-Syndication Agent” now appearing in Section 1.01 of the Existing Credit Agreement is amended and restated in its entirety as follows:

“Co-Syndication Agent” means each of Bank of America, N.A., HSBC Bank USA, National Association and Wells Fargo Bank, National Association, in its capacity as co-syndication agent for the credit facility evidenced by this Agreement.

(vi)    The definition of “Commitment” now appearing in Section 1.01 of the Existing Credit Agreement is amended to delete the last sentence now appearing therein and to substitute the following sentence therefor:

As of the Amendment No. 1 Effective Date, the aggregate amount of the Lenders’ Commitments is $250,000,000.

(vii)    The definition of “LIBO Screen Rate” now appearing in Section 1.01 of the Existing Credit Agreement is amended to delete each reference to “1.00%” now appearing therein and to substitute “zero” therefor in each case.

(viii)    The definition of “Maturity Date” now appearing in Section 1.01 of the Existing Credit Agreement is amended and restated in its entirety as follows:

“Maturity Date” means December 30, 2022.

(ix)    Each of the definitions of “Benchmark Replacement”, “Benchmark Replacement Adjustment”, “Benchmark Replacement Conforming Changes”, “Benchmark Replacement Date”, “Benchmark Transition Event”, “Benchmark Unavailability Period”, “Corresponding Tenor”,

“Early Opt-in Election”, “Relevant Governmental Body”, “SOFR”, “SOFR Administrator”, “Term SOFR” and “Unadjusted Benchmark Replacement” now appearing in Section 1.01 of the Existing Credit Agreement is amended and restated in its entirety as follows:

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)     the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)     the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3)     the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)    for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)     for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)     in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)     in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3)     in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.14(c); or

(4)     in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)     a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Early Opt-in Election” means, if the then-current Benchmark is the LIBO Rate, the occurrence of:

(1)    a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)    the joint election by the Administrative Agent and the Borrower to trigger a fallback from the LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.

“Relevant Governmental Body” means the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

(x)    Section 1.01 of the Existing Credit Agreement is amended to delete the definition of “Compounded SOFR” now appearing therein in its entirety.

(xi)    Section 1.01 of the Existing Credit Agreement is amended to add the following definitions thereto in alphabetical order:

“Amendment No. 1 Effective Date” means February 3, 2021.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.14.

“Benchmark” means, initially, the LIBO Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.14.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the LIBO Rate.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not the LIBO Rate, the time determined by the Administrative Agent in its reasonable discretion.

“SOFR Administrator’s Website” means the Federal Reserve Bank of New York’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.14 that is not Term SOFR.

(xii)    Section 1.05 of the Existing Credit Agreement is amended and restated in its entirety as follows:

Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate.    The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-In Election, Section 2.14(b) and (c) provide the mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.14(e), of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.14(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.14(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

(xiii)    Section 2.03 of the Existing Credit Agreement is amended and restated in its entirety as follows:

Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar

Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be signed by a Responsible Officer of the Borrower. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)    the aggregate amount of the requested Borrowing;

(ii)    the date of such Borrowing, which shall be a Business Day;

(iii)    whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)    in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(v)    the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06; and

(vi)    whether such Loan shall be due on the 364th date after such Loan is made.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. If no election as to the maturity of a Loan is specified, then such Loan shall be due on the Maturity Date. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

(xiv)    Section 2.10(a) of the Existing Credit Agreement is amended and restated in its entirety as follows:

The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender having any Exposure the then unpaid principal amount of each Revolving Loan on the Maturity Date and, to the extent that the Borrower shall have elected such Revolving Loan to be due on the 364th date after such Loan is made pursuant to Section 2.03, the 364th date after such Loan is made (for the avoidance of doubt, a conversion of a Loan that is a Eurodollar Borrowing to an ABR Borrowing, and vice versa, shall not be deemed to be a new Loan hereunder and shall not reset such 364-day period).

(xv)    Section 2.14 of the Existing Credit Agreement is amended and restated in its entirety as follows:

(a)     If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including, without limitation, because the LIBO Screen Rate is not available or published on a current basis), for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or

(ii)    the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to the Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be repaid or converted into an ABR Borrowing on the last day of the then current Interest Period applicable thereto and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(b)    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each Class.

(c)     Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause

(c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.

(d)     In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(e)     The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(f)     Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or the LIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(g)     Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.

(xvi)    Section 4.02(a) of the Existing Credit Agreement is amended and restated in its entirety as follows:

The representations and warranties of the Borrower set forth in this Agreement (including, without limitation, the representations and warranties set forth in Section 3.03 but excluding the last two sentences of Section 3.02) shall be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date.

(xvii)    Section 5.06 of the Existing Credit Agreement is amended to delete the phrase “(other than the payment of any Restricted Payments)” now appearing therein.

(xviii)    Section 8.02(b) of the Existing Credit Agreement is amended to delete the phrase “Section 2.14(b) and (c)” now appearing therein and to substitute “Section 2.14(b), (c) and (d)” therefor.

(xix)    Schedule 2.01 to the Credit Agreement (Commitments) is hereby amended in its entirety to be in the form of the Schedule 2.01 (Commitments) attached as Exhibit A hereto (the “Amended Commitments Schedule”).

(b)    By its execution below, each Lender identified on the signature pages hereto as an “Increase Lender” agrees, effective as of the Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 1.3 below, to have its existing Commitment increased by an amount necessary to reflect the Commitment set forth for such Lender on the Amended Commitments Schedule. The terms applicable to such increased Commitments (and the related Exposure) are set forth in the Credit Agreement. In connection with the Commitment Increase effected hereby, the Administrative Agent shall make adjustments among the Lenders with respect to the Revolving Loans, if any, then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Administrative Agent, in order to cause each Lender’s portion of the outstanding Revolving Loans and related Exposure to equal its Applicable Percentage thereof, after giving effect to this Amendment; provided, that, in respect of any Eurodollar Loan outstanding on the Effective Date, the Company hereby agrees to compensate each Lender for all losses, expenses and liabilities incurred by such Lender in connection with the sale and assignment of such Eurodollar Loan necessitated by such adjustments on the terms and in the manner as set forth in Section 2.16 of the Credit Agreement.

(c)    Subject to the terms and conditions set forth herein, (i) Wells Fargo agrees to extend a new Commitment on the Amendment No. 1 Effective Date in an amount equal to $25,500,000, and (ii) Citizens agrees to extend a new Commitment on the Amendment No. 1 Effective Date in an amount equal to $19,000,000. As of the Amendment No. 1 Effective Date, each New Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall be a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with an aggregate Commitment in such amount set forth on Schedule 2.01 to the Credit Agreement. In addition, each New Lender (i) represents and warrants that it is legally authorized to enter into this Amendment and the Credit Agreement, (ii) confirms that it has received a copy of the Existing Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment, (iii) agrees that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, any other Loan Document, or any other instrument or document furnished pursuant hereto or thereto, (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto, (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender and (vi) represents and warrants that it is not an Ineligible Institution. On the Amendment No. 1 Effective Date, each New Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to the Commitment Increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of all outstanding Revolving Loans to equal such Lender’s Applicable Percentage of such outstanding Revolving Loans, and the Administrative Agent shall make such other adjustments among the Lenders with respect to the Revolving Loans then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Administrative Agent, in order to effect such reallocation.

Section 1.2    Representations and Warranties. The Company represents and warrants to the Administrative Agent and each Lender that:

(a)    the representations and warranties of the Company set forth in the Credit Agreement (including, without limitation, the representations and warranties set forth in Section 3.03 and the last two sentences of Section 3.02) are true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date;

(b)    at the time of and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Default shall have occurred and be continuing;

(c)    (i) the Company has all necessary corporate power, authority and legal right to execute and deliver this Amendment, and to perform its obligations under this Amendment and the Credit Agreement; (ii) the execution and delivery by the Company of this Amendment, and the performance by the Company of this Amendment and the Credit Agreement have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and (iii) this Amendment has been duly and validly executed and delivered by the Company and this Amendment and the Credit Agreement constitutes the Company’s legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (B) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(d)    none of the execution and delivery by the Company of this Amendment and the performance by the Company of this Amendment, the Credit Agreement and the transactions contemplated hereby and thereby (a) will conflict with or result in a breach of, or require any consent under (i) the articles of incorporation or by-laws of the Company, or (ii) any applicable law or regulation, or, to the best knowledge of the Company, any order, writ, injunction or decree of any court or governmental or regulatory authority, agency, instrumentality or political subdivision thereof, or any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their property is bound or to which any of them or any of their property is subject, or constitute a default under any such agreement or instrument, which conflict, breach or consent requirement referred to in this clause (ii), including any failure to obtain any such consent, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 1.3    Conditions Precedent. The effectiveness of this Amendment is subject to the conditions precedent that the Administrative Agent (or, in the case of clause (g), the applicable Lender) shall have received the following (the date upon which all of such conditions shall be satisfied, the “Effective Date”):

(a)    either (i) a counterpart of this Amendment signed on behalf of each party hereto or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment;

(b)    all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable fees, charges and disbursements of counsel incurred in connection with this Amendment, the Credit Agreement and any related documentation required to be reimbursed or paid by the Company hereunder;

(c)    (i) the satisfactory audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at September 30, 2019, and September 30, 2020, and the related consolidated statement of income and retained earnings and cash flow of the Company and its consolidated Subsidiaries for the fiscal years ended on said dates, with the opinions thereon (in the case of said consolidated balance sheets and statements) of PricewaterhouseCoopers LLP, (ii) satisfactory unaudited interim consolidated financial statements of the Company and its consolidated Subsidiaries for each quarterly period ended subsequent to September 30, 2020, and (iii) satisfactory quarterly financial statement projections through and including the Company’s 2022 fiscal year, together with such information as the Administrative Agent and the Lenders shall reasonably request (including, without limitation, a detailed description of the assumptions used in preparing such projections);

(d)    an opinion, dated as of the Effective Date, and in form and substance satisfactory to the Administrative Agent and its counsel, of each of (i) Jones Day, special New York counsel to the Company, (ii) in-house counsel to the Company, and (iii) Lowenstein Sandler LLP, special New Jersey counsel to the Company;

(e)    such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Company, the authorization of the Commitment Increase and the other transactions contemplated hereby and any other legal matters relating to the Company, this Amendment or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel;

(f)    at least five (5) days prior to the Effective Date, all documentation and other information regarding the Company requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Company at least ten (10) days prior to the Effective Date;

(g)    to the extent the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Effective Date, and any Lender shall have requested, in a written notice to the Company at least ten (10) days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Company, such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Amendment, the condition set forth in this clause (g) shall be deemed to be satisfied);

(h)    a certificate dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 1.2 above; and

(i)    such other documents, instruments and agreements as the Administrative Agent may reasonably request.

Section 1.4    Continuing Effectiveness; Reference to and Effect on the Existing Credit Agreement; Amendment to Loan Documents; Etc.

(a)    Upon the effectiveness of this Amendment, each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the Credit Agreement and each reference to the Existing Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection the Credit Agreement shall mean and be a reference to the Credit Agreement.

(b)    Except as specifically amended hereby, the Existing Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed. This Amendment is not intended to and does not constitute a novation of the Company’s obligations under the Loan Documents. The Company (i) agrees that, except as specifically provided herein, this Amendment and the transactions contemplated hereby shall not limit or diminish the obligations of the Company arising under or pursuant to the Credit Agreement or the other Loan Documents to which it is a party and (ii) reaffirms its obligations under the Credit Agreement and each and every other Loan Document to which it is a party.

(c)    Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d)    This Amendment shall constitute a Loan Document.

(e)    Upon the effectiveness hereof, each of the parties hereto agree that the Credit Agreement and each other Loan Document is amended to delete each reference to “364-Day Credit Agreement” now appearing therein and to substitute “Credit Agreement” therefor in each case.

Section 1.5    CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 1.6    Successors and Assigns. This Amendment shall be binding upon the Company, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Administrative Agent and their respective successors and assigns.

Section 1.7    Counterparts; Effectiveness. (a) This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 1.3 above, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

Section 1.8    Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

NATIONAL FUEL GAS COMPANY

By:	/s/ K. M. Camiolo
Name:	K. M. Camiolo
Title:	Treasurer and Principal Financial Officer

Signature Page to

Amendment No. 1 to 364-Day Credit Agreement

National Fuel Gas Company

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Jorge Diaz Granados
Name:	Jorge Diaz Granados
Title:	Vice President & Authorized Officer

Signature Page to

Amendment No. 1 to 364-Day Credit Agreement

National Fuel Gas Company

BANK OF AMERICA, N.A., as a Lender and as an Increase Lender

By:	/s/ Matt Smith
Name:	Matt Smith
Title:	Senior Vice President

Signature Page to

Amendment No. 1 to 364-Day Credit Agreement

National Fuel Gas Company

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender and as an Increase Lender

By:	/s/ Kyle Patterson
Name:	Kyle Patterson
Title:	Senior Vice President

Signature Page to

Amendment No. 1 to 364-Day Credit Agreement

National Fuel Gas Company

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Patrick Engel
Name:	Patrick Engel
Title:	Managing Director

Signature Page to

Amendment No. 1 to 364-Day Credit Agreement

National Fuel Gas Company

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender and as an Increase Lender

By:	/s/ Anju Abraham
Name:	Anju Abraham
Title:	Authorized Signatory

Signature Page to

Amendment No. 1 to 364-Day Credit Agreement

National Fuel Gas Company

U.S. BANK NATIONAL ASSOCIATION, as a Lender and as an Increase Lender

By:	/s/ Shawn O’Hara
Name:	Shawn O’Hara
Title:	Senior Vice President

Signature Page to

Amendment No. 1 to 364-Day Credit Agreement

National Fuel Gas Company

KEYBANK NATIONAL ASSOCIATION, as a Lender and as an Increase Lender

By:	/s/ Peter Leonard
Name:	Peter Leonard
Title:	Senior Vice President

Signature Page to

Amendment No. 1 to 364-Day Credit Agreement

National Fuel Gas Company

CITIZENS BANK, N.A., as a Lender

By:	/s/ Ed Mielcarek
Name:	Ed Mielcarek
Title:	Senior Vice President

Signature Page to

Amendment No. 1 to 364-Day Credit Agreement

National Fuel Gas Company

PNC BANK, NATIONAL ASSOCIATION, as a Lender and as an Increase Lender

By:	/s/ John Engel
Name:	John Engel
Title:	Vice President

Signature Page to

Amendment No. 1 to 364-Day Credit Agreement

National Fuel Gas Company

M&T BANK CORPORATION, as a Lender and as an Increase Lender

By:	/s/ Susan Freed
Name:	Susan Freed
Title:	Vice President

Signature Page to

Amendment No. 1 to 364-Day Credit Agreement

National Fuel Gas Company

TRUIST BANK, as a Lender and as an Increase Lender

By:	/s/ Lincoln LaCour
Name:	Lincoln LaCour
Title:	Vice President

Signature Page to

Amendment No. 1 to 364-Day Credit Agreement

National Fuel Gas Company

COMERICA BANK, as a Lender

By:	/s/ Robert Wilson
Name:	Robert Wilson
Title:	Senior Vice President

Signature Page to

Amendment No. 1 to 364-Day Credit Agreement

National Fuel Gas Company

EXHIBIT A

SCHEDULE 2.01 TO 364-DAY CREDIT AGREEMENT

[Attached]

SCHEDULE 2.01

COMMITMENTS

Institution	Commitment
JPMorgan Chase Bank, N.A.	$25,500,000
Bank of America, N.A.	$25,500,000
HSBC Bank USA, National Association	$25,500,000
Wells Fargo Bank, National Association	$25,500,000
Canadian Imperial Bank of Commerce, New York Branch	$23,000,000
U.S. Bank National Association	$23,000,000
KeyBank National Association	$23,000,000
Citizens Bank, N.A.	$19,000,000
PNC Bank, National Association	$19,000,000
M&T Bank Corporation	$15,500,000
Truist Bank	$15,500,000
Comerica Bank	$10,000,000
Total	$250,000,000.00